Exhibit 99.1

Apricus Biosciences Provides Corporate Update and Second Quarter 2018 Financial Results

Company Enters Into Merger Agreement with Seelos Therapeutics, Inc.

Apricus Shareholders Expected to Own ~14% of Combined Company Based on
Estimated $90 Million Valuation at Closing

Merger Expected to Close in Fourth Quarter 2018

SAN DIEGO, CA, August 9, 2018 (GLOBE NEWSWIRE) -- Apricus Biosciences, Inc. (Nasdaq:APRI), a biopharmaceutical company historically focused on seeking to advance innovative medicines in urology and rheumatology, today reported financial results for the second quarter and first half of 2018 and provided a corporate update on its near-term priorities.

On July 30, 2018, the Company announced the signing of a definitive agreement to merge with Seelos Therapeutics, Inc., a privately-held biotechnology company, in an all-stock transaction. The merged company will focus on the development and commercialization of central nervous system (CNS) therapeutics with known mechanisms of action in areas with a highly unmet medical need. Upon completion of the proposed merger, the name of the merged company will be Seelos Therapeutics, Inc., and the company is expected to begin trading on the Nasdaq Capital Market under the ticker symbol “SEEL.” Upon closing of the transaction, Apricus shareholders of record are expected to own approximately 14% of the combined company based on an estimated $90 million valuation at closing, subject to certain adjustments set forth in the merger agreement. In addition, Apricus shareholders of record at closing will receive a Contingent Value Right (CVR) which will provide such holders 90% of any proceeds above $500,000 obtained by Seelos for the U.S. Vitaros rights.

“Throughout the second quarter of this year, we have been focused on a comprehensive review of strategic alternatives conducted through a structured process. On July 30, 2018 we announced that the Apricus Board of Directors has concluded that the proposed merger with Seelos was in the best interest of our shareholders, as it will provide an opportunity to create value from a diversified pipeline of late-stage clinical assets in areas of high unmet need,” said Richard Pascoe, Chief Executive Officer. “We will continue to work with Seelos management in the coming months to complete the merger in the fourth quarter of 2018.”

Second Quarter and 1H 2018 Financial Results

Net loss during the quarter ended June 30, 2018 was $2.3 million, or loss per share of $0.10, compared to a net loss of $1.5 million, or loss per share of $0.13, during the second quarter of 2017. Net loss during the first half of 2018 was $4.5 million, or loss per share of $0.23, compared to net income of $6.6 million, or earnings per share of $0.69, during the first half of 2017. Net income during the first half of 2017 was primarily due to the $11.8 million gain recorded upon the sale of our ex-U.S. Vitaros rights and assets to Ferring.

For all periods presented, financial statement activity related to our ex-U.S. Vitaros business has been presented as discontinued operations. As of June 30, 2018, the Company’s cash totaled $6.8 million, compared to $6.3 million as of December 31, 2017.

About Apricus Biosciences, Inc.

Apricus Biosciences, Inc. (APRI) is a biopharmaceutical company historically focused on seeking to advance innovative medicines in urology and rheumatology. Apricus has two product candidates: Vitaros, a product candidate in the United States for the treatment of erectile dysfunction, which is in-licensed from Warner Chilcott Company, Inc., now a subsidiary of Allergan plc (Allergan); and RayVa, a product which has completed a Phase 2a clinical trial for the treatment of the circulatory disorder Raynaud’s phenomenon, secondary to scleroderma, for which Apricus owns worldwide rights.

For further information on Apricus, visit http://www.apricusbio.com.

Vitaros® is a registered trademark of Ferring International Center S.A. in certain countries outside of the United States. RayVa™ is Apricus’ trademark, which is registered in certain countries throughout the world and pending registration in the United States.

About Seelos Therapeutics, Inc.

Seelos Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system (CNS) disorders. The Company’s robust portfolio includes several late-stage clinical assets targeting psychiatric and movement disorders, including orphan diseases. Seelos is based in New York. For more information, please visit its website: www.SeelosTx.com, the content of which is not incorporated herein by reference.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss the structure, timing and completion of the proposed merger; the combined company’s listing on Nasdaq after closing of the proposed merger; the possibility that any out-licensing of Vitaros assets will occur and that the conditions to payment under the CVRs will be met; expectations regarding ownership structure and the valuation of the combined company; the future operations of the combined company; the nature, strategy and focus of the combined company; and that the product candidates have the potential to address critical unmet needs of patients. Apricus and Seelos may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on Apricus’ current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Apricus could differ materially from those described in or implied by the statements in this press release, including: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain shareholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Apricus and Seelos to consummate the transaction; risks related to Apricus ability to correctly manage its operating expenses and its expenses associated with the transaction pending closing; risks related to the market price of Apricus’ common stock relative to the exchange ratio; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger transaction; certain cash and non-cash adjustments set forth in the merger agreement that may alter the percentage of the combined company held by Apricus shareholders and/or the related combined company valuation; the uncertainties associated with the clinical development and regulatory approval of Seelos product candidates such as SLS-002, SLS-006, SLS-008, SLS-010 and SLS-012, including potential delays in the commencement, enrollment and completion of clinical trials; the potential that earlier clinical trials and studies of Seelos’ product candidates may not be predictive of future results; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the those risks discussed under the heading “Risk Factors” in Apricus’ annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2018, and in any subsequent filings with the SEC. Except as otherwise required by law, Apricus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

No Offer or Solicitation; Important Additional Information Will be Filed with the SEC

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger, Apricus intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. These materials will be filed with the SEC and will be mailed to Apricus’ shareholders seeking any required shareholder approvals in connection with the proposed merger. Investors and shareholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed by Apricus with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Before making any voting or investment decision, investors and shareholders are urged to read the proxy statement/prospectus (including any amendments or supplements thereto) and any other relevant documents that Apricus may file with the SEC when they become available because they will contain important information about the proposed merger.

Participants in the Solicitation

Apricus and Seelos, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Apricus’ directors and executive officers is included in Apricus’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018, and the definitive proxy statement for Apricus’ 2018 annual meeting of shareholders, filed with the SEC on April 6, 2018. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the merger when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

(Financial Information to Follow)

CONTACT:     Patrick Till
        ptill@troutgroup.com
        Solebury Trout
        (646) 378-2933

Selected Financial Information
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating expense
Research and development	$(162)	$(839)	$(379)	$(1,266)
General and administrative	(2,075)	(1,602)	(4,210)	(3,043)
Total other income (expense)	(16)	719	65	(832)
Loss from continuing operations	(2,253)	(1,722)	(4,524)	(5,141)
Income (loss) from discontinued operations	(24)	248	(24)	11,740
Net income (loss)	$(2,277)	$(1,474)	$(4,548)	$6,599

Basic and diluted earnings (loss) per share
Continuing operations	$(0.10)	$(0.15)	$(0.23)	$(0.54)
Discontinued operations	$—	$0.02	$—	$1.23
Total earnings (loss) per share	$(0.10)	$(0.13)	$(0.23)	$0.69

Weighted average common shares outstanding for basic and diluted earnings (loss) per share	23,362	11,335	19,648	9,547

Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2018	December 31, 2017
Assets	(Unaudited)
Cash	$6,836	$6,331
Other current assets	294	261
Property and equipment, net	56	79
Other long term assets	36	35
Assets of discontinued operations	—	—
Total assets	$7,222	$6,706

Liabilities and stockholders’ equity
Current liabilities	$1,882	$1,583
Current liabilities of discontinued operations	21	—
Notes payable, net	—	—
Warrant liabilities	—	694
Other long term liabilities	35	58
Stockholders’ equity	5,284	4,371
Total liabilities and stockholders’ equity	$7,222	$6,706